Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Tara Y. Harrison (434) 817-8587

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNOUNCES 2024 FIRST QUARTER EARNINGS

Charlottesville, VA – April 23, 2024 - Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported quarterly net income of $3.6 million, or $0.68 per diluted share, for the quarter ended March 31, 2024, compared to $3.2 million, or $0.59 per diluted share, recognized for the quarter ended December 31, 2023 and $5.8 million, or $1.08 per diluted share, recognized for the quarter ended March 31, 2023.

"The Company achieved solid first quarter results," stated Glenn W. Rust, President and Chief Executive Officer. "We increased our loan balances 20% year-over-year and our credit quality metrics remain strong. During the first quarter, we increased deposit balances, refrained from utilizing brokered funds and reduced our level of debt, which stabilized our cost of funds. During the same period, we maintained solid capital and liquidity positions."

2024 First Quarter Highlights

•
The Company continued to experience loan growth in the first quarter of 2024. Gross loans outstanding as of March 31, 2024 totaled $1.1 billion, an increase of $35.5 million, or 3.2%, compared to December 31, 2023 and an increase of $188.2 million, or 20.0%, compared to March 31, 2023.
•
Yield on loans elevated to 5.64% for the three months ended March 31, 2024, from 5.55% for the prior year same period.
•
Credit performance remains strong with nonperforming assets as a percentage of total assets of 0.19% as of March 31, 2024, 0.17% as of December 31, 2023 and 0.08% as of March 31, 2023.
•
The Company utilizes a third-party to offer multi-million-dollar FDIC insurance to customers with balances in excess of single-bank limits through Insured Cash Sweep® (ICS) plans. Deposit balances held in ICS plans amounted to $144.0 million as of March 31, 2024, $134.6 million as of December 31, 2023 and $126.4 million as of March 31, 2023.
•
Total deposits increased $22.9 million, or 1.6% from December 31, 2023 to March 31, 2024 and increased $34.7 million, or 2.5% year-over-year. Management believes that the Bank's cost of funds has stabilized during the first quarter of 2024.
•
Correlated with the year-over-year deposit increase noted above, and in an effort to stabilize overall cost of funds, borrowings decreased from December 31, 2023 to March 31, 2024 by $46.5 million. As of March 31, 2024, the Company had unused borrowing facilities in place of approximately $189.2 million.
•
Securities balances declined $80.9 million in the first quarter of 2024, as funds from the maturities of investments were repurposed to higher yielding assets in the form of loans and federal funds sold.
•
Effective April 1, 2024, the Company sold the membership interests in Masonry Capital Management, LLC to an officer of the Company. Subsequent to the date of sale, the Company will receive an annual revenue-share amount for a period of six years. No expenses will be incurred by the Company related to Masonry Capital subsequent to the effective date of sale.

Loans and Asset Quality

•
Nonperforming assets amounted to $3.1 million as of March 31, 2024, compared to $2.7 million as of December 31, 2023 and $1.3 million as of March 31, 2023;
o
Nine loans to seven borrowers are in non-accrual status, totaling $2.2 million, as of March 31, 2024, compared to $1.9 million as of December 31, 2023 and $1.2 million as of March 31, 2023.
o
Loans 90 days or more past due and still accruing interest amounted to $876 thousand as of March 31, 2024, compared to $880 thousand as of December 31, 2023 and $69 thousand as of March 31, 2023. The past due balance as of March 31, 2024 is comprised of two loans totaling $783 thousand which are 100% government-guaranteed, and five student loans totaling $93 thousand.
o
The Company currently holds no other real estate owned.
•
The period-end Allowance for Credit Losses (“ACL”) as a percentage of total loans was 0.73% as of March 31, 2024, 0.77% as of December 31, 2023 and 0.83% as of March 31, 2023. The proportionate increase in government-guaranteed loans over the respective periods is the driver of the decrease in the ACL as a percentage of total loans. Balances in government-guaranteed loans have increased $32.2 million during the first quarter of 2024 and have increased $112.9 million since March 31, 2023. Such loans are 100% government-guaranteed and do not require an ACL.
•
The fair value mark that was allocated to the acquired loans was $21.3 million as of April 1, 2021, with a remaining balance of $8.8 million as of March 31, 2024.
•
For the three months ended March 31, 2024, the Company recorded a net recovery of provision for credit losses of $22 thousand, which includes a $33 thousand recovery of provision for unfunded commitments.

Net Interest Income

•
Net interest income for the three months ended March 31, 2024 of $10.9 million decreased $2.5 million, or 18.5%, compared to the three months ended March 31, 2023, as the increase in interest expense on deposit accounts and borrowings outweighed the increase in interest income earned on assets.
•
Net interest margin (FTE), (a non-GAAP financial measure)1, for the three months ended March 31, 2024 declined to 2.93%, compared to 3.71% for the three months ended March 31, 2023, yet increased from 2.89% for the three months ended December 31, 2023.
•
The overall cost of funds, including noninterest-bearing deposits, of 211 bps incurred in the three months ended March 31, 2024 increased 128 bps from 83 bps in the same period in the prior year. Overall, the cost of interest-bearing deposits increased period over period, from a cost of 109 bps to 273 bps. As stated above, management believes that the Bank's cost of funds has stabilized during the first quarter of 2024.

Noninterest Income

Noninterest income for the three months ended March 31, 2024 decreased $98 thousand, or 4.3%, compared to the three months ended March 31, 2023, primarily as a result of the gain on termination of an interest rate swap in the first quarter of 2023 being larger than the gain on termination of debt in the first quarter of 2024 by $81 thousand.

Noninterest Expense

Noninterest expense for the three months ended March 31, 2024 decreased $42 thousand, or 0.5%, compared to the three months ended March 31, 2023. This decrease is primarily the result of lower occupancy costs from right-sizing our branch network from the merger and reduced marketing, advertising and promotion expense.

Book Value

Book value per share increased to $28.31 as of March 31, 2024, compared to $26.50 as of March 31, 2023, and tangible book value per share (a non-GAAP financial measure)1 was $25.99 as of March 31, 2024 compared to $23.88 as of March 31, 2023. These values increased as net retained income increased and unrealized losses in the investment portfolio remained relatively constant period over period.

Income Taxes

The effective tax rates amounted to 15.5% and 18.2% for the three months ended March 31, 2024 and 2023, respectively, which are lower than the statutory rate, due to the recognition of low-income housing tax credits and the effect of tax-exempt income from municipal bonds and income from bank owned life insurance policies.

_____________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

Dividends

Cash dividends of $1.8 million, or $0.33 per share, were declared and paid during the first quarter of 2024.

Share Repurchase Plan

During the first quarter of 2024, the Company enacted a share repurchase plan, repurchasing 874 shares at an average price of $29.60 per share. The Company will continue to repurchase shares in the second quarter in accordance with its share repurchase plan.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has nine banking offices throughout Fauquier and Prince William counties, three banking offices in Charlottesville and Albemarle County, and banking offices in Winchester and Richmond, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services. The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: inflation, interest rates, market and monetary fluctuations; liquidity and capital requirements; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts or other major events, the governmental and societal responses thereto, or the prospect of these events; changes, particularly declines, in general economic and market conditions in the local economies in which the Company operates, including the effects of declines in real estate values; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the impact of changes in laws, regulations and guidance related to financial services including, but not limited to, taxes, banking, securities and insurance; changes in accounting principles, policies and guidelines; the financial condition of the Company’s borrowers; the Company's ability to attract, hire, train and retain qualified employees; an increase in unemployment levels; competitive pressures on loan and deposit pricing and demand; fluctuation in asset quality; assumptions that underlie the Company’s ACL; the value of securities held in the Company's investment portfolio; performance of assets under management; cybersecurity threats or attacks and the development and maintenance of reliable electronic systems; changes in technology and their impact on the marketing of new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services; the risks and uncertainties described from time to time in the Company’s press releases and filings with the SEC; and the Company’s performance in managing the risks involved in any of the foregoing. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	March 31, 2024	December 31, 2023*
	(Unaudited)
ASSETS
Cash and due from banks	$7,158	$18,074
Interest-bearing deposits in other banks	10,639	10,316
Federal funds sold	27,696	-
Securities:
Available for sale (AFS), at fair value	341,857	420,595
Restricted securities, at cost	6,192	8,385
Total securities	348,049	428,980
Loans, net of deferred fees and costs	1,128,168	1,092,665
Allowance for credit losses	(8,289)	(8,395)
Loans, net	1,119,879	1,084,270
Premises and equipment, net	15,860	16,195
Bank owned life insurance	39,179	38,904
Goodwill	7,768	7,768
Core deposit intangible, net	4,750	5,093
Right of use asset, net	6,652	6,748
Deferred tax asset, net	15,744	15,382
Accrued interest receivable and other assets	16,122	14,287
Total assets	$1,619,496	$1,646,017
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$382,315	$372,857
Interest-bearing	284,789	305,541
Money market and savings deposit accounts	415,311	412,119
Certificates of deposit and other time deposits	349,557	318,581
Total deposits	1,431,972	1,409,098
Federal funds purchased	-	3,462
Borrowings	20,000	66,500
Junior subordinated debt, net	3,471	3,459
Lease liability	6,451	6,504
Accrued interest payable and other liabilities	5,025	3,954
Total liabilities	1,466,919	1,492,977
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value	-	-
Common stock, $2.50 par value	13,277	13,253
Capital surplus	108,084	107,940
Retained earnings	73,768	71,891
Accumulated other comprehensive loss	(42,552)	(40,044)
Total shareholders' equity	152,577	153,040
Total liabilities and shareholders' equity	$1,619,496	$1,646,017
Common shares outstanding	5,390,388	5,365,982
Common shares authorized	10,000,000	10,000,000
Preferred shares outstanding	-	-
Preferred shares authorized	2,000,000	2,000,000

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

	For the three months ended
	March 31, 2024	December 31, 2023 *	March 31, 2023
	(Unaudited)		(Unaudited)
Interest and dividend income:
Loans, including fees	$15,661	$14,644	$12,767
Federal funds sold	239	64	-
Other interest-bearing deposits	57	59	258
Investment securities:
Taxable	2,159	2,880	2,951
Tax exempt	326	325	327
Dividends	118	102	67
Total interest and dividend income	18,560	18,074	16,370

Interest expense:
Demand deposits	71	73	89
Money market and savings deposits	2,922	2,964	1,773
Certificates and other time deposits	4,050	3,508	648
Borrowings	486	663	386
Federal funds purchased	7	26	-
Junior subordinated debt	88	87	61
Total interest expense	7,624	7,321	2,957
Net interest income	10,936	10,753	13,413
Provision for (recovery of) credit losses	(22)	794	(248)
Net interest income after provision for (recovery of) credit losses	10,958	9,959	13,661

Noninterest income:
Wealth management fees	426	756	404
Deposit account fees	387	389	401
Debit/credit card and ATM fees	488	535	571
Bank owned life insurance income	275	270	252
Gains (losses) on sales of assets, net	39	(20)	(1)
Gain on termination of debt	379	-	-
Gain on termination of interest rate swap	-	-	460
Losses on sales of AFS, net	(4)	-	(206)
Other	188	206	395
Total noninterest income	2,178	2,136	2,276

Noninterest expense:
Salaries and employee benefits	4,152	3,851	4,051
Net occupancy	972	918	1,179
Equipment	171	173	218
Bank franchise tax	340	291	324
Computer software	208	188	202
Data processing	739	799	742
FDIC deposit insurance assessment	195	170	100
Marketing, advertising and promotion	248	186	375
Professional fees	252	82	192
Core deposit intangible amortization	343	355	391
Other	1,199	1,285	1,087
Total noninterest expense	8,819	8,298	8,861
Income before income taxes	4,317	3,797	7,076
Provision for income taxes	671	629	1,285
Net income	$3,646	$3,168	$5,791
Net income per common share, basic	$0.68	$0.59	$1.08
Net income per common share, diluted	$0.68	$0.59	$1.08
Weighted average common shares outstanding, basic	5,366,890	5,365,982	5,338,099
Weighted average common shares outstanding, diluted	5,380,081	5,394,713	5,375,619

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

(Unaudited)

	At or For the Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Common Share Data:
Net income per weighted average share, basic	$0.68	$0.59	$0.87	$1.05	$1.08
Net income per weighted average share, diluted	$0.68	$0.59	$0.86	$1.05	$1.08
Weighted average shares outstanding, basic	5,366,890	5,365,982	5,365,982	5,357,873	5,338,099
Weighted average shares outstanding, diluted	5,380,081	5,394,713	5,395,483	5,375,073	5,375,619
Actual shares outstanding	5,390,388	5,365,982	5,365,982	5,365,982	5,338,650
Tangible book value per share at period end (non-GAAP) [5]	$25.99	$26.12	$22.83	$24.01	$23.88

Key Ratios:
Return on average assets [1]	0.91%	0.79%	1.18%	1.46%	1.48%
Return on average equity [1]	9.57%	9.03%	12.91%	15.98%	17.57%
Net interest margin (FTE) [2]	2.93%	2.89%	3.04%	3.83%	3.71%
Efficiency ratio (FTE) [3]	66.8%	64.0%	60.3%	54.1%	56.2%
Loan-to-deposit ratio	78.8%	77.5%	74.5%	72.2%	67.3%

Net Interest Income:
Net interest income	$10,936	$10,753	$11,100	$13,703	$13,413
Net interest income (FTE) [2]	$11,023	$10,839	$11,187	$13,789	$13,500

Capital Ratios:
Tier 1 leverage ratio	11.24%	11.13%	11.26%	11.20%	10.64%
Total risk-based capital ratio	18.39%	18.24%	18.76%	18.80%	18.37%

Assets and Asset Quality:
Average earning assets	$1,513,924	$1,487,910	$1,460,555	$1,443,048	$1,475,617
Average gross loans	$1,117,570	$1,061,297	$986,480	$940,264	$932,834
Fair value mark on acquired loans	$8,811	$9,399	$9,965	$10,957	$14,120

Allowance for credit losses:
Beginning of period	$8,395	$7,799	$7,863	$7,772	$5,552
Impact of adoption of CECL	-	-	-	-	2,491
Provision for (recovery of) credit losses	11	713	2	216	(235)
Charge-offs	(184)	(207)	(199)	(180)	(136)
Recoveries	67	90	133	55	100
Net charge-offs	(117)	(117)	(66)	(125)	(36)
End of period	$8,289	$8,395	$7,799	$7,863	$7,772

Non-accrual loans	$2,178	$1,852	$1,143	$1,185	$1,228
Loans 90 days or more past due and still accruing	876	880	854	107	69
Total nonperforming assets (NPA) [4]	$3,054	$2,732	$1,997	$1,292	$1,297

NPA as a % of total assets	0.19%	0.17%	0.13%	0.08%	0.08%
NPA as a % of gross loans	0.27%	0.25%	0.20%	0.13%	0.14%
ACL to gross loans	0.73%	0.77%	0.76%	0.81%	0.83%
Non-accruing loans to gross loans	0.19%	0.17%	0.11%	0.12%	0.13%
Net charge-offs to average loans [1]	0.04%	0.04%	0.03%	0.05%	0.02%

1 Ratio is computed on an annualized basis.

2 The net interest margin and net interest income are reported on a fully tax-equivalent basis (FTE) basis, using a Federal income tax rate of 21%. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

3 The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 The Bank held no other real estate owned during any of the periods presented.

5 This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the three months ended
	March 31, 2024			March 31, 2023
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities	$303,736	$2,277	3.00%	$447,428	$3,018	2.70%
Tax Exempt Securities [1]	66,589	413	2.48%	67,083	414	2.47%
Total Securities [1]	370,325	2,690	2.91%	514,511	3,432	2.67%
Loans:
Real Estate	905,485	12,543	5.57%	816,742	11,140	5.53%
Commercial	174,377	2,424	5.59%	72,035	874	4.92%
Consumer	37,708	694	7.40%	44,057	753	6.93%
Total Loans	1,117,570	15,661	5.64%	932,834	12,767	5.55%
Fed Funds Sold	17,624	239	5.45%	10	—	0.00%
Other interest-bearing deposits	8,405	57	2.73%	28,262	258	3.70%
Total Earning Assets	1,513,924	18,647	4.95%	1,475,617	16,457	4.52%
Less: Allowance for Credit Losses	(8,413)			(8,091)
Total Non-Earning Assets	109,862			114,477
Total Assets	$1,615,373			$1,582,003

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$282,825	$71	0.10%	$361,894	$89	0.10%
Money Market and Savings Deposits	411,973	2,922	2.85%	448,870	1,773	1.60%
Time Deposits	341,083	4,050	4.78%	127,386	648	2.06%
Total Interest-Bearing Deposits	1,035,881	7,043	2.73%	938,150	2,510	1.09%
Borrowings	42,154	486	4.64%	32,978	386	—
Federal funds purchased	495	7	5.69%	—	—	—
Junior subordinated debt	3,465	88	10.21%	3,417	61	7.24%
Total Interest-Bearing Liabilities	1,081,995	7,624	2.83%	974,545	2,957	1.23%
Non-Interest-Bearing Liabilities:
Demand deposits	368,535			464,801
Other liabilities	11,537			8,989
Total Liabilities	1,462,067			1,448,335
Shareholders' Equity	153,306			133,668
Total Liabilities & Shareholders' Equity	$1,615,373			$1,582,003
Net Interest Income (FTE)		$11,023			$13,500
Interest Rate Spread [2]			2.12%			3.29%
Cost of Funds			2.11%			0.83%
Interest Expense as a Percentage of Average Earning Assets			2.03%			0.81%
Net Interest Margin (FTE) [3]			2.93%			3.71%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

RECONCILIATION OF CERTAIN QUARTERLY NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Fully tax-equivalent measures
Net interest income	$10,936	$10,753	$11,100	$13,703	$13,413
Fully tax-equivalent adjustment	87	86	87	86	87
Net interest income (FTE) [1]	$11,023	$10,839	$11,187	$13,789	$13,500

Efficiency ratio [2]	67.2%	64.4%	60.7%	54.4%	56.5%
Fully tax-equivalent adjustment	-0.4%	-0.4%	-0.4%	-0.3%	-0.3%
Efficiency ratio (FTE) [3]	66.8%	64.0%	60.3%	54.1%	56.2%

Net interest margin	2.91%	2.87%	3.02%	3.81%	3.69%
Fully tax-equivalent adjustment	0.02%	0.02%	0.02%	0.02%	0.02%
Net interest margin (FTE) [1]	2.93%	2.89%	3.04%	3.83%	3.71%

	As of
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Other financial measures
Book value per share	$28.31	$28.52	$25.29	$26.54	$26.50
Impact of intangible assets [4]	(2.32)	(2.40)	(2.46)	(2.53)	(2.62)
Tangible book value per share (non-GAAP)	$25.99	$26.12	$22.83	$24.01	$23.88

1 FTE calculations use a Federal income tax rate of 21%.

2 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.

4 Intangible assets include goodwill and core deposit intangible assets, net of accumulated amortization, for all periods presented.